UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2016

ERIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director, Chairman of the Board and Chief Executive Officer

Dr. Kase Lukman Lawal has informed Erin Energy Corporation (the “Company”) that he will be retiring from service as a member of its board of directors (the “Board”) and as the Chairman of the Board and the Chief Executive Officer of the Company effective as of the first day after the Company’s 2016 annual stockholders meeting (the “Annual Meeting”). Dr. Lawal’s decision to retire from service to the Company did not involve any disagreement with the Company, the Company’s management or the Board.

Appointment of Chairman of the Board

Subject to his reelection to the Board by the Company’s stockholders at the Annual Meeting, the Board has appointed John Hofmeister to replace Dr. Lawal as the Chairman of the Board. This appointment will become effective as of the first day after the Annual Meeting. Mr. Hofmeister, 68, has served on the Company’s Board since April 2010, and he currently serves as the Chairman of the Board’s Compensation Committee and a member of the Nominating and Corporate Governance Committee. Upon retirement from Shell Oil Company in July 2008, Mr. Hofmeister founded the not-for-profit (501(c)(3)), nationwide membership association, Citizens for Affordable Energy, a public policy education firm that promotes sound U.S. energy security solutions for the nation. Mr. Hofmeister was named President of Houston-based Shell Oil Company in March 2005, heading the U.S. Country Leadership Team, which included the leaders of all Shell businesses operating in the United States. He became President after serving as Group Human Resource Director of the Shell Group, based in The Hague, Netherlands. Mr. Hofmeister also has held key leadership positions in General Electric, Nortel and AlliedSignal (now Honeywell International). Mr. Hofmeister served as Chairman of the National Urban League and is a member of the U.S. Department of Energy’s Hydrogen and Fuel Cell Technical Advisory Committee. He also serves as a non-executive director of Hunting PLC, a London-based supplier to the oil and gas industry (since August 2009), and Applus Services SA, a publicly held, Madrid-listed company in the test, inspection and certification industry (since July 2013). He serves on the boards of the Foreign Policy Association, Strategic Partners, LLC, the Gas Technology Institute and Fuel Freedom Foundation and is a member of the National Petroleum Council. Mr. Hofmeister is a Fellow of the National Academy of Human Resources. He also is a past Chairman and serves as Director Emeritus of the Greater Houston Partnership. Mr. Hofmeister earned bachelor’s and master’s degrees in political science from Kansas State University. He was awarded doctors of letters degrees from the University of Houston and Kansas State University.

There are no arrangements or understandings between Mr. Hofmeister and any other person pursuant to which he was selected as Chairman of the Board, nor are there any family relationships between Mr. Hofmeister and any of the Company’s directors or executive officers. There are no transactions between Mr. Hofmeister and the Company that would be reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As the Chairman of the Board, Mr. Hofmeister’s compensation will consist of cash compensation of $170,000 per year and an annual long-term incentive award of restricted stock valued at $224,000, valued and vesting in accordance with the Company’s Board Compensation Plan. For a description of the plan, please see the section titled “Compensation Discussion and Analysis — Director Compensation” in the Company’s most recent proxy statement.

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Appointment of Chief Executive Officer

The Board has appointed Segun Omidele, the Company’s Chief Operating Officer, to replace Dr. Lawal as the Company’s Chief Executive Officer effective as of the first day after the Annual Meeting. Mr. Omidele, 61, has been with the Company since 2011. The Board appointed Mr. Omidele as the Chief Operating Officer on September 9, 2015. Upon assuming the office of Chief Executive Officer, Mr. Omidele will no longer be the Chief Operating Officer. From 2011 until his appointment as the Chief Operating Officer, Mr. Omidele served as the Company’s Senior Vice President, Exploration and Production. Prior to joining the Company, he served as Senior Vice President, Exploration and Production for Allied Energy Corporation, a role he held since October 2008. He was also appointed as the Managing Director of its Nigerian subsidiary, Allied Energy Plc, in February 2009. Prior to joining Allied Energy Corporation, Mr. Omidele worked for 28 years with various Shell Oil companies in Nigeria, the United Kingdom and the United States, where he held several technical and management positions. He left the services of Shell E&P, Africa as Resource Volume Manager for Africa in September 2008. Mr. Omidele holds a bachelor’s degree in petroleum engineering from the University of Ibadan, Nigeria and a master’s degree in petroleum engineering from the University of Houston. He is also a graduate of the Advanced Management Program of Harvard Business School. He is a member of the Society of Petroleum Engineers and the Nigerian Society of Engineers.

There are no arrangements or understandings between Mr. Omidele and any other person pursuant to which he was selected as Chief Executive Officer, nor are there any family relationships between Mr. Omidele and any of the Company’s directors or executive officers. There are no transactions between Mr. Omidele and the Company that would be reportable under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

As the Chief Executive Officer, Mr. Omidele’s compensation will consist of a base salary of $350,000 per year, a discretionary cash performance bonus of 0-100% of base salary and an annual long-term incentive equity award valued at up to 200% of base salary, awarded in accordance with the Company’s Amended 2009 Equity Incentive Plan, as amended.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 11, 2016, the Board approved the First Amendment (the “First Amendment”) to the Amended and Restated Bylaws of the Company. The First Amendment updates the Company’s name from CAMAC Energy Inc. to Erin Energy Corporation, changes the director removal procedure to allow for the removal of a director with or without cause by a majority vote of the stockholders, makes the appointment of certain officers permissive rather than mandatory and removes the requirement that the Chief Executive Officer also be a director.

The foregoing description of the terms of the First Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to, the First Amendment, which is filed herewith as Exhibit 3.1.

Item 8.01. Other Events.
On March 14, 2016, the Company issued a press release relating to the change in the Board’s composition. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Item 9.01    Financial Statements and Exhibits.

3.1	First Amendment to Amended and Restated Bylaws.
99.1	Press release issued by Erin Energy Corporation, dated March 14, 2016.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERIN ENERGY CORPORATION

	By:	/s/ Daniel Ogbonna
Daniel Ogbonna
Senior Vice President and Chief Financial Officer
Date: March 17, 2016

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